UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway

Fremont, CA 94538

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 3, 2008, the Board of Directors of Rackable Systems, Inc., upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, amended and restated the Rackable Systems Bylaws to provide that the election of directors in uncontested elections would be by majority vote. These provisions provide that, in uncontested elections of directors, directors receiving more “withheld” votes than “for” votes would not be elected, and that directors could not be nominated for reelection unless they had submitted an irrevocable resignation, effective only if (1) they received more “withheld” votes than “for” votes and (2) the resignation was accepted by the Board of Directors.

The amended provision is Sections 8, located in Article III of the Bylaws, and the description above is qualified by reference to the text of Section 8 of the Bylaws, which Bylaws are attached as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

In addition, on March 3, 2008, the Board of Directors of Rackable Systems, Inc., upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, adopted corporate governance guidelines, which guidelines include provisions relating to the determination by the Board of Directors of whether or not to accept a resignation in the event that a director receives more “withheld” votes than “for” votes in an election of directors. The guidelines can by found on the Rackable Systems website at www.rackable.com. By inclusion of this website address, Rackable Systems does not incorporate any provisions of its website into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

3.2	Bylaws of Rackable Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: March 5, 2008	By:	/s/ MAURICE LEIBENSTERN
Maurice Leibenstern Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.2	Bylaws of Rackable Systems, Inc.